Exhibit (a)(50)

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) duly established a new series of shares titled Market Neutral Value Fund, (ii) duly approved increasing the number of shares of capital stock that the Corporation has the authority to issue to Eleven Billion (11,000,000,000), and (iii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Nine Billion (9,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Eleven Billion (11,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Ninety Million Dollars ($90,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Ten Million Dollars ($110,000,000).

SIXTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the ten (10) series of stock of and the aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value

Equity Income Fund	Investor	2,000,000,000	$20,000,000
	Institutional	500,000,000	5,000,000
	A	800,000,000	8,000,000
	B	5,000,000	50,000
	C	150,000,000	1,500,000
	R	50,000,000	500,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Value Fund	Investor	1,000,000,000	$10,000,000
	Institutional	125,000,000	1,250,000
	A	150,000,000	1,500,000
	B	5,000,000	50,000
	C	5,000,000	50,000
	R	15,000,000	150,000

Real Estate Fund	Investor	150,000,000	$1,500,000
	Institutional	75,000,000	750,000
	A	40,000,000	400,000
	B	5,000,000	50,000
	C	5,000,000	50,000
	R	5,000,000	50,000

Small Cap Value Fund	Investor	500,000,000	$5,000,000
	Institutional	270,000,000	2,700,000
	A	190,000,000	1,900,000
	C	5,000,000	50,000
	R	5,000,000	50,000

Equity Index Fund	Investor	200,000,000	$2,000,000
	Institutional	200,000,000	2,000,000

Mid Cap Value Fund	Investor	250,000,000	$2,500,000
	Institutional	40,000,000	400,000
	A	50,000,000	500,000
	C	10,000,000	100,000
	R	10,000,000	100,000

Large Company Value Fund	Investor	600,000,000	$6,000,000
	Institutional	200,000,000	2,000,000
	A	100,000,000	1,000,000
	B	5,000,000	50,000
	C	20,000,000	200,000
	R	10,000,000	100,000

NT Large Company Value Fund	Institutional	200,000,000	$2,000,000

NT Mid Cap Value Fund	Institutional	150,000,000	$1,500,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value

Global Real Estate Fund	Investor	500,000,000	$5,000,000
	Institutional	100,000,000	1,000,000
	A	100,000,000	1,000,000
	C	100,000,000	1,000,000
	R	100,000,000	1,000,000

SEVENTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Eleven Billion (11,000,000,000) shares of the Eleven Billion (11,000,000,000) shares of authorized capital stock of the Corporation among the eleven (11) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value

Equity Income Fund	Investor	3,000,000,000	$30,000,000
	Institutional	800,000,000	8,000,000
	A	1,000,000,000	10,000,000
	B	10,000,000	100,000
	C	250,000,000	2,500,000
	R	100,000,000	1,000,000

Value Fund	Investor	1,100,000,000	$11,000,000
	Institutional	200,000,000	2,000,000
	A	200,000,000	2,000,000
	B	5,000,000	50,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Real Estate Fund	Investor	150,000,000	$1,500,000
	Institutional	75,000,000	750,000
	A	40,000,000	400,000
	B	5,000,000	50,000
	C	5,000,000	50,000
	R	5,000,000	50,000

Small Cap Value Fund	Investor	500,000,000	$5,000,000
	Institutional	300,000,000	3,000,000
	A	200,000,000	2,000,000
	C	5,000,000	50,000
	R	5,000,000	50,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value

Equity Index Fund	Investor	200,000,000	$2,000,000
	Institutional	200,000,000	2,000,000

Mid Cap Value Fund	Investor	500,000,000	$5,000,000
	Institutional	100,000,000	1,000,000
	A	100,000,000	1,000,000
	C	10,000,000	100,000
	R	15,000,000	150,000

Large Company Value Fund	Investor	600,000,000	$6,000,000
	Institutional	200,000,000	2,000,000
	A	100,000,000	1,000,000
	B	5,000,000	50,000
	C	20,000,000	200,000
	R	10,000,000	100,000

NT Large Company Value Fund	Institutional	205,000,000	$2,050,000

NT Mid Cap Value Fund	Institutional	150,000,000	$1,500,000

Global Real Estate Fund	Investor	100,000,000	$1,000,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	50,000,000	500,000

Market Neutral Value Fund	Investor	100,000,000	$1,000,000
	Institutional	50,000,000	500,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	50,000,000	500,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH: The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.  has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 7th day of September, 2011.

ATTEST:		AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: September 7, 2011	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President